UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):    February 18, 2009

Mach One Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 333-146744

Nevada	88-0338837
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6430 Congress Drive West Bend, WI 53095
(Address of Principal Executive Offices, Including Zip Code)

262-675-2499
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On February 18, 2009, Mach One Corporation (“Mach One”) consummated the acquisition and purchase from Thomsen Group, LLC (“Thomsen”) of all of the assets of Modular Process Contractors, LLC (“MPC”), (the “Acquisition”), pursuant to that certain Agreement for Purchase and Sale of Business by and between Mach One and Thomsen (the “Purchase Agreement”). In accordance with the Purchase Agreement, Mach One issued to Thomsen 500,000 shares of restricted Series B Convertible Preferred Stock (the “Series B Preferred Stock”). Each share of Series B Preferred Stock is convertible into two (2) shares of Mach One common stock. In addition to the issuance of the Series B Preferred Stock, Mach One executed an Earn-Out Agreement with Thomsen, providing for Thomsen to acquire up to an additional 35% of issued and outstanding common stock of Mach One on December 31, 2011, based upon the combined net income of MPC for the years ending December 31, 2009, 2010, and 2011.

A copy of the Purchase Agreement and the Earn-Out Agreement are included in this current report on Form 8-K as Exhibit 10.1 and 10.2, respectively.

On February 20, 2009, pursuant to a Plan and Agreement of Reorganization (the “Agreement”) between Mach One Corporation (“Mach One”) and Ceres Organic Harvest, Inc. (“Ceres”) dated February 2, 2009, completed its acquisition of all of the issued and outstanding capital stock of Ceres in exchange for 8,000,000 shares of Mach One common stock and 8,000,000 shares of Mach One Series C Convertible Preferred Stock (“Series C Preferred Stock”). Each share of Series C Preferred Stock is convertible into one (1) share of Mach One common stock. Upon the close of the acquisition Mr. Brittin Eustis, the Chief Executive Officer of Ceres, was appointed a director of Mach One.

A copy of the Agreement is included in this current report on Form 8-K as Exhibit 10.3.

Item 2.01   Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K relating to Thomsen and MPC is incorporated by reference into this Item 2.01.

Item 3.02   Unregistered Sales of Equity Securities.

On February 18, 2009 pursuant to an Agreement for Purchase and Sale of Business, Mach One issued 500,000 shares of its Series B Convertible Preferred Stock to Thomsen Group, LLC in exchange for the acquisition and purchase of all of the assets of Modular Process Contractors, LLC, a wholly-owned subsidiary of Thomsen.

On February 20, 2009, pursuant to a Plan and Agreement of Reorganization (the “Agreement”), Mach One issued 8,000,000 shares of its common stock and 8,000,000 shares of its Series C Convertible Preferred Stock to six (6) shareholders of Ceres Organic Harvest, Inc. in exchange for all of the issued and outstanding capital stock of Ceres.

All of the investors above are sophisticated individuals who had the opportunity to review all of Mach One’s SEC filings and to discuss with the officers and directors of Mach One the business and financial activities of Mach One. All the investors acquired their shares for investment and not with a view toward distribution. All of the stock certificates issued to the seven (7) shareholders set forth above, have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, Mach One has issued the shares in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, thereunder.

Item 5.02   Departure of Directors or certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement, Brittin Eustis, the Chief Executive Officer of Ceres, was appointed to the Board of Directors of Mach One as of February 20, 2009. Following is a résumé of Mr. Brittin Eustis:

Brittin Eustis. Mr. Eustis has over thirty years experience in the organic and natural food industry, both in management and field operations. Mr. Eustis has been the Chief Executive Officer and a director of Ceres Organic Harvest, Inc. since its inception in 1992.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Mach One hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-k was due for filing.

(b)	Pro Forma Financial Statements.

Mach One hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

(d)	Exhibits

10.1	Agreement for Purchase and Sale of Business between Mach One Corporation and Thomsen Group, LLC dated February 18, 2009.

10.2	Earn-Out Agreement between Mach One Corporation and Thomsen Group, LLC dated February 18, 2009.

10.3	Plan and Agreement of Reorganization among Mach One Corporation and Ceres Organic Harvest, Inc. and Certain Shareholders of Ceres Organic Harvest, Inc., dated February 2, 2009.

Signature(s)

                Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Mach One Corporation

Date: February 26, 2009	By:	/s/ Monte B. Tobin
Monte B. Tobin President

Exhibit Index

Exhibit No.	Description

EX-10.1	Agreement for Purchase and Sale of Business between Mach One Corporation and Thomsen Group, LLC dated February 18, 2009.

EX-10.2	Earn-Out Agreement between Mach One Corporation and Thomsen Group, LLC dated February 18, 2009.

EX-10.3	Plan and Agreement of Reorganization among Mach One Corporation and Ceres Organic Harvest, Inc. and Certain Shareholders of Ceres Organic Harvest, Inc., dated February 2, 2009.